January 27, 2011

IASO Pharma Inc.
12707 High Bluff Drive, Suite 200
San Diego, California 92130

Ladies and Gentlemen:

We are acting as counsel to IASO Pharma Inc. (the “Company”), a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (File No. 333-166097), initially filed with the Commission on April 15, 2010, and all pre-effective amendments thereto (the “Registration Statement”).  The Registration Statement registers the offering and sale by the Company (the “Offering”) of the following securities (all of which are collectively referred to herein as the “Securities”):

(a)           up to an aggregate of 4,738,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, including Shares issuable upon exercise of the underwriters’ over-allotment option and Shares issuable upon exercise of the Underwriters’ Purchase Warrant (as defined in paragraph (b) below); and

(b)           a warrant to purchase up to 138,000 Shares to be issued to the representative of the underwriters as additional compensation (the “Underwriters’ Purchase Warrant”).

The Underwriters’ Purchase Warrant entitles the holder to purchase such number of Shares equal to 3% of the Shares sold in the Offering at a price per Share equal to 110% of the offering price of the Shares.  The Underwriters’ Purchase Warrant will be exercisable commencing six months after the effective date of the Registration Statement, and will be exercisable for four and a half years thereafter.

In connection with this opinion, we have reviewed originals or copies (certified or otherwise identified to our satisfaction) of the Company’s Certificate of Incorporation, as amended, the Company’s By-laws, as amended, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement, and such other records, documents, statutes and decisions, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant in rendering this opinion.

January 27, 2011

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(i)           the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

(ii)          the Shares (other than the Shares issuable upon exercise of the Underwriters’ Purchase Warrant), when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

(iii)         the Shares issuable upon exercise of the Underwriters’ Purchase Warrant, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable; and

(iv)         the Underwriters’ Purchase Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

We are members of the Bar of the State of New York and this opinion is limited solely to the federal laws of the United States, the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws, and, as to the Underwriters’ Purchase Warrant constituting valid, legally binding and enforceable obligations of the Company, solely to the laws of the State of New York.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof.  We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

January 27, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the related prospectus under the heading “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP